Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Maiden Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 16, 2010 relating to the consolidated financial statements of Maiden Holdings, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ BDO Seidman, LLP

New York, New York
May 18, 2010